Exhibit 10.40

SECOND AMENDMENT TO THE EXPONENT, INC. 401(k) SAVINGS PLAN

(AS AMENDED AND RESTATED JANUARY 1, 2010)

WHEREAS, Exponent, Inc. (the “Company”) adopted an amended and restated 401(k) Savings Plan effective January 1, 2010 (the "Plan") ; and

WHEREAS, the Company wishes to amend the Plan to provide that distributions required by Code Section 401(a)(9) for calendar year 2009 shall not be made to affected participants; and

WHEREAS, the Company retains the right to amend the Plan under Section 11.1(a) thereof; and

WHEREAS, pursuant to Section 11.1(b) of the Plan, the Company has delegated to the Plan’s administrative committee the authority to adopt amendments that are designed to bring the Plan into compliance with applicable law, designed to ensure the continued tax-qualified status of the Plan or do not have a significant financial impact on the Company;

NOW, THEREFORE, effective as of January 1, 2009, Section 6.12(c) of the Plan is hereby amended by the addition to the end of said Section 6.12(c) of a new subparagraph (iii) to read as follows:

“(iii) Special Rule for 2009 Required Minimum Distributions. Notwithstanding the foregoing provisions of this Section 6.12, a Participant who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (a) equal to the 2009 RMDs or (b) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least ten years (“Extended 2009 RMDs”), will not receive those distributions for 2009.”

IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Plan to be executed by its duly authorized officer.

Dated: November 30, 2011	EXPONENT, INC.

	By:	/s/Gregory P. Klein
Title: Vice President, Human Resources